UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive San Jose, California	95124
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2015, Mr. John Doyle notified Xilinx, Inc. (the “Company”) of his decision to retire as a Director of the Company at the end of his current term.  He will continue to serve as a Director until the Company’s next annual stockholder meeting, currently scheduled for August 12, 2015, and will not be standing for re-election at such meeting. Mr. Doyle’s decision to retire was not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. The Company thanks Mr. Doyle for his twenty-one years of outstanding and dedicated service as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 19, 2015

XILINX, INC.
By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President & General Counsel